UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) July 17, 2025

INVO FERTILITY, INC.

(Exact name of registrant as specified in its charter)

Nevada	001-39701	20-4036208
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

5582 Broadcast Court

Sarasota, FL 34240

(Address of principal executive offices, including zip code)

(978) 878-9505

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value	IVF	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.02. Unregistered Sales of Equity Securities.

On July 17, 2025, an institutional investor and existing holder (the “Holder”) of Series C-2 Convertible Preferred Stock (the “C-2 Preferred”) of INVO Fertility, Inc. (the “Company”) exercised its Additional Investment Right (as defined in that certain Securities Purchase Agreement (as amended, the “Securities Purchase Agreement”), dated as of January 3, 2024, between the Holder and NAYA Therapeutics Inc. (formerly known as NAYA Biosciences, Inc.), to which the Company became a party pursuant to a joinder agreement (the “Joinder Agreement”) on October 11, 2024), to acquire 200 shares of C-2 Preferred, with an aggregate stated value of $200,000, for $200,000 in cash. As a result of the exercise, the conversion price on the C-2 Preferred adjusted to $0.6651 per share, which number doesn’t reflect a 1-for-3 reverse stock split that became effective on July 21, 2025. On a post-split basis, the conversion price is $1.9953. The C-2 Preferred issued pursuant to this exercise were sold and issued, and the shares of common stock issuable thereunder will be sold and issued, without registration under the Securities Act, in reliance on the exemptions provided by Section 4(a)(2) of the Securities Act as transactions not involving a public offering and/or Rule 506 promulgated under the Securities Act.

To the extent required by Item 3.02 of Form 8-K, the information contained in Item 1.01 of the Current Report on Form 8-K filed on July 1, 2025 is incorporated herein by reference.

Item 5.07 Submission of Matters to a Vote of Security Holders

On June 25, 2025, the Company held its 2025 annual meeting of stockholders (the “Annual Meeting”). At the Annual Meeting, the Company’s stockholders voted on proposals 1, 2, 4, 5, 6, 7, and 8, and the Annual Meeting was then adjourned to Wednesday, July 9, 2025, at 12:00 pm Eastern Time to vote on proposal 3.

On July 9, 2025, the Company re-convened the Annual Meeting, and the Company’s CEO, acting as chairman of the Annual Meeting, adjourned the Annual Meeting to Wednesday, July 23, 2025, at 12:00 pm Eastern Time.

On July 23, 2025, the Company reconvened the Annual Meeting. A total of 868,384 shares of common stock, constituting a quorum, were represented in person or by valid proxies to vote on proposal 3, as set forth below.

The final results for proposal 3, as set forth in the Company’s definitive proxy statement filed with the SEC on June 4, 2025 and updated by a proxy supplement filed by the Company on July 17, 2025 (the “2025 Proxy”), are as follows:

Proposal 3. At the Annual Meeting, the stockholders approved an amendment to the Company’s Amended and Restated Articles of Incorporation to increase its number of authorized shares of common stock from 1,388,888 to 50,000,000, as described further in the 2025 Proxy (the “Authorized Stock Proposal”). The result of the votes to approve the Authorized Stock Proposal was as follows:

For	Against	Abstain	Broker Non-Votes
643,612	219,764	5,008	0

Exhibit No.	Description
104	Cover Page Interactive Data File (embedded within the Inline XBRL document.)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 23, 2025	INVO FERTILITY, INC.

/s/ Steven Shum
Steven Shum
Chief Executive Officer